Exhibit 10.4

FORM OF INDEMNITY AGREEMENT

WITH DIRECTORS AND EXECUTIVE OFFICERS

This Indemnity Agreement (this "Agreement"), dated as of April xx, 2018 is made by and between CalAmp Corp., a Delaware corporation (the "Company"), and [ ________________ ], a/n [Director] [Officer] of the Company (the "Indemnitee").

RECITALS

WHEREAS, the Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance and/or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers; and

WHEREAS, uncertainties regarding the statutes and judicial decisions governing the duties of directors and officers also make it difficult to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed; and

WHEREAS, the Board of Directors has determined that the inability to attract and retain qualified persons as directors and officers is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company; and

WHEREAS, the Company has adopted provisions in its Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws providing for indemnification of its officers and directors, and the Company wishes to clarify and enhance the rights and obligations of the Company and the Indemnitee with respect to indemnification and advancement of expenses; and

WHEREAS, in order to induce and encourage highly experienced and capable persons such as the Indemnitee to serve and continue to serve as directors and officers of the Company and in any other capacity with respect to the Company as the Company may request, and to otherwise promote the desirable end that such persons will resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of such litigation are to be borne by the Company and they will receive appropriate protection against such risks and liabilities, the Board of Directors of the Company has determined that the following Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its stockholders; and

WHEREAS, the Company desires to have the Indemnitee continue to serve as a director or officer of the Company and in such other capacity with respect to the Company as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of the Indemnitee acting in good faith in the performance of the Indemnitee's duty to the Company; and the Indemnitee desires to continue so to serve the Company, provided, and on the express condition, that he or she is furnished with the indemnity set forth hereinafter;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Definitions.

(a)Change in Control.  For purposes of this Agreement, a "change in control" will be deemed to have occurred if, with respect to any particular twenty-four-month period, the individuals who, at the beginning of such twenty-four-month period, constituted the Board (the “incumbent board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such twenty-four-month period whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

(b)Disinterested director.  For purposes of this Agreement, a "disinterested director" means a director of the Company who is not or was not a party to the proceeding in respect of which indemnification is being sought by the Indemnitee.

(c)Expenses.  For purposes of this Agreement, "expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with (i) the investigation, defense or appeal of a proceeding, (ii) appearing as a witness, or otherwise incurring legal expenses as a result of or related to the Indemnitee's service as a director or officer of the Company, in any proceeding or matter to which the Indemnitee neither is, nor is threatened to be made, a party, or (iii) establishing or enforcing a right to indemnification or advancement under this Agreement, Section 145 of the Delaware General Corporation Law (the "DGCL") or otherwise; provided, however, that expenses shall not include any judgments, fines, ERISA excise and other taxes, penalties, or any amounts paid or to be paid in settlement of a proceeding.

(d)Independent Legal Counsel.  For purposes of this Agreement, "independent legal counsel" means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent (i) the Company or the Indemnitee in any matter material to either such party, or (ii) any other party to the proceeding giving rise to a request for indemnification or advancement of expenses hereunder.  Notwithstanding the foregoing, the term "independent legal counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's right to indemnification under this Agreement.

(e)Proceeding.  For purposes of this Agreement, "proceeding" means any threatened, pending, or completed action, suit, alternative dispute resolution mechanism (including but not limited to an arbitration or mediation), hearing, inquiry, investigation, or other proceeding, whether civil, criminal, administrative, legislative or investigative, or of any other type whatsoever, including any and all appeals, and including any of the foregoing commenced by or on behalf of the Company, derivatively or otherwise.

(f)Subsidiary.  For purposes of this Agreement, "subsidiary" means any corporation, partnership, limited liability company, trust or other entity of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more of its subsidiaries, or by one or more of the Company's subsidiaries.

2.Agreement to Serve.  The Indemnitee agrees to serve and/or continue to serve the Company and/or its subsidiaries in the Indemnitee's present capacity, so long as the Indemnitee is duly appointed or elected or until such time as the Indemnitee tenders a written resignation, provided, however, that, if the Indemnitee is an officer of the Company, nothing contained in this Agreement is intended to create any right to continued employment by the Indemnitee.

3.Maintenance of Liability Insurance.

(a)The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an officer or director of the Company or any of its subsidiaries, and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of such service, the Company, subject to Section 3(b), shall use reasonable efforts to obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers.

(b)Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

4.Mandatory Indemnification.

(a)Indemnification in Proceedings.  In the event the Indemnitee was or is made a party or is threatened to be made a party to or is involved in any proceeding, by reason of the fact that the Indemnitee is or was a director or officer of the Company (including any subsidiary or affiliate thereof) or, while a director or officer of the Company (including any subsidiary or affiliate), is or was serving at the request of the Company (including any subsidiary or affiliate) as a director, officer, employee, agent or fiduciary of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee, agent or fiduciary, or in any other capacity while serving as a director, officer, employee, agent or fiduciary, such person shall be indemnified and held harmless by the Company against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise and other taxes, penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection therewith, to the fullest extent authorized by the DGCL, all on the terms and conditions set forth in this

Agreement.  With respect to service in any capacity at a subsidiary or affiliate of the Company, or at any employee benefit plan of the Corporation or any subsidiary, by entering into this Agreement, the Indemnitee is deemed to be serving at the request of the Company, and the Company is deemed to be requesting such service.  Notwithstanding the foregoing, except for a proceeding pursuant to Section 7(c) hereof, the Company shall indemnify or advance expenses to an Indemnitee in connection with a proceeding (or part thereof) voluntarily initiated by such person only if such proceeding (or part thereof) was authorized by the Board or the Board otherwise determines that indemnification or advancement of expenses is appropriate.

(b)Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, the Indemnitee shall be entitled to indemnification against all expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf if the Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to the Indemnitee's service as a director or officer of the Company, in any proceeding or matter to which the Indemnitee neither is, nor is threatened to be made, a party.

(c)Indemnification of Successful Party.  Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any proceeding, or in defense of any claim, issue, or matter therein, including, without limitation, the dismissal of any proceeding without prejudice, or if it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee is otherwise entitled to be indemnified against expenses, the Indemnitee shall be indemnified against all expenses actually and reasonably incurred by the Indemnitee in connection therewith.

(d)Partial Indemnification.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, forfeitures, attorneys' fees, ERISA excise and other taxes, penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by the Indemnitee in the investigation, defense, settlement or appeal of a proceeding, or under the circumstances described in Section 4(b) hereof, but not entitled, however, to indemnification for all of the total amount thereof, the Company shall nevertheless indemnify such person for such total amount except as to the portion thereof to which the Indemnitee is not entitled.

5.Mandatory Advancement of Expenses.  The Company shall pay all expenses incurred by the Indemnitee in defending any proceeding as such expenses are incurred in advance of final disposition of such proceeding; provided, however, that if the DGCL so requires, the payment of such expenses incurred in advance of the final disposition of such proceeding shall be made upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it should be ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that such person is not entitled to the payment of such expenses by the Company.  The Indemnitee's right to advancement shall not be subject to the satisfaction of any standard of conduct and advances shall be made without regard to the Indemnitee's ultimate entitlement to indemnification under the provisions of this Agreement or otherwise.

6.Notice and Other Indemnification Procedures.

(a)Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, such person shall, if such person believes that indemnification or advancement with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof, but the omission so to notify the Company shall not relieve it from any liability that it may have to the Indemnitee.

(b)If, at the time of the receipt of a notice of the commencement of a proceeding, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)In the event the Company shall be obligated to advance the expenses for any proceeding against the Indemnitee, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee (such approval not to be unreasonably withheld or delayed), upon the delivery to the Indemnitee of written notice of its election so to do.  After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding; provided, however, that (i) the Indemnitee shall have the right to employ separate counsel in any such proceeding at the Indemnitee's expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, or (C) it is determined by legal counsel for the Company and the Indemnitee that a conflict of interest exists requiring the Indemnitee to retain separate counsel, then the fees and expenses of the Indemnitee's counsel shall be at the expense of the Company.  Notwithstanding the foregoing, the Company shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Company or as to which the determination provided for in clause (C) above has been made.

7.Requests for Payment; Right of Indemnitee to Bring Suit.

(a)To receive indemnification or advancement under this Agreement, the Indemnitee shall submit a written claim to the Company.  Such claim shall reasonably evidence the expenses or other amounts incurred by the Indemnitee and, in the case of a request for indemnification, shall include such documentation or information that is necessary for a determination of the Indemnitee's entitlement to indemnification and is reasonably available to the Indemnitee.

(b)Upon receipt by the Company of a written claim by the Indemnitee for indemnification, the Company shall indemnify the Indemnitee to the extent required under Section 4(b) or Section 4(c) hereof.  In the event that Section 4(b) and 4(c) are inapplicable, the Company shall indemnify the Indemnitee if a determination is made that the Indemnitee has met the applicable standard of conduct for indemnification set forth in the DGCL.  Such determination shall be made by the following person or persons who shall be empowered to make such determination (as selected by the Board, except with respect to clause (v) below) (i) the Board, by a majority vote of disinterested directors, whether or not such majority constitutes a quorum, (ii) a committee of disinterested directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum, (iii) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, (iv) the stockholders of the Company, or (v) in the event that a change in control has occurred, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee.  Such independent legal counsel shall be selected by the Board and approved by the Indemnitee (such approval not to be unreasonably withheld or delayed), except that in the event that a change in control has occurred, independent legal counsel shall be selected by the Indemnitee.  Upon failure of the Board so to select such independent legal counsel or upon failure of the Indemnitee so to approve (or so to select, in the event a change in control has occurred), such independent legal counsel shall be selected upon application to a court of competent jurisdiction.

(c)If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Company within thirty days after a written claim has been received by the Company, including if a determination is made that the Indemnitee is not entitled to indemnification, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the Indemnitee has not met the standard of conduct that makes it permissible under the DGCL for the Company to indemnify the Indemnitee for the amount claimed.  In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, shall be on the Company.  Neither (i) the failure of the Company (including the Board, independent legal counsel or the stockholders) to have made a determination prior to the commencement of an action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor (ii) an actual determination by the Company (including the Board, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(d)The Company shall indemnify the Indemnitee against all expenses actually and reasonably incurred by the Indemnitee in connection with any suit to enforce a right to indemnification or advancement of expenses under this Agreement, and against all expenses actually and reasonably incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement, including any suit by the Company to recover an advancement of expenses, to the extent the Indemnitee has been successful, in whole or in part, in any such claim.

8.Limitation of Actions and Release of Claims.  No proceeding shall be brought and no cause of action shall be asserted by or on behalf of the Company or any subsidiary against the Indemnitee, the Indemnitee's spouse, heirs, estate, executors or administrators after the expiration of one year from the act or omission of the Indemnitee upon which such proceeding is based; provided, however, that in a case where the Indemnitee fraudulently conceals the facts underlying such cause of action, no proceeding shall be brought and no cause of action shall be asserted after the expiration of three years from the earlier of (i) the date the Company or any subsidiary of the Company discovers such facts, or (ii) the date the Company or any subsidiary of the Company could have discovered such facts by the exercise of reasonable diligence.  Any claim or cause of action of the Company or any subsidiary of the Company, including claims predicated upon the negligent act or omission of the Indemnitee, shall be extinguished and deemed released unless asserted by filing of a legal action within such period.  This Section 8 shall not apply to any cause of action that has accrued as of the date hereof and of which the Indemnitee is aware on the date hereof, but as to which the Company has no actual knowledge apart from the Indemnitee's knowledge.

9.Non-exclusivity; Continuation of Rights.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee or any Indemnitee may have under any provision of law, the Company's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, the vote of the Company's stockholders or disinterested directors, other agreements, or otherwise, both as to action in the Indemnitee's official capacity and to action in another capacity while occupying the Indemnitee's position as an officer, director, employee or agent of the Company, and the Indemnitee's right hereunder shall continue after the Indemnitee has ceased to so act and shall inure to the benefit of any heir, executor, administrator or other legal representative of the Indemnitee.  The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

10.Consent to Settlement.  Notwithstanding any other provision of this Agreement, the Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any proceeding effected without the Company's written consent, or for any judicial or other award, if the Company was not given an opportunity, in accordance with this Section 10, to participate in the defense of such proceeding.  The Company shall not settle any proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to the Indemnitee, or that would directly or indirectly constitute or impose any admission or acknowledgment of fault or culpability with respect to the Indemnitee, without the Indemnitee's written consent.  Neither the Company nor the Indemnitee shall unreasonably withhold or delay its consent to any proposed settlement.

11.Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein.

12.Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law (i) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Agreement

(including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to provide protection to the Indemnitee to the fullest extent set forth in this Agreement.

13.Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.  This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and the Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

14.No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any D&O Insurance, bylaw or otherwise) of the amounts otherwise payable hereunder.

15.Notice.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) upon receipt, if delivered by hand, (ii) on the third business day after the mailing date, if mailed by certified or registered mail with postage prepaid, or (iii) on the first business day after deposit with an express overnight courier, with proof of delivery from the courier requested.  Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

16.Governing Law.  This Agreement shall be exclusively governed by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely with Delaware, unless otherwise required by the law of the state in which the Indemnitee primarily resides and works.

17.Consent to Jurisdiction.  The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the Court of Chancery of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement, unless otherwise required by the law of the state in which the Indemnitee primarily resides and works.

18.Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (excluding insurance obtained on the Indemnitee's own behalf), and the Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

19.Counterparts.This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

CALAMP CORP.

By:
Michael Burdiek
President and Chief Executive Officer

Address:	15635 Alton Parkway, Suite 250 Irvine, CA 92618

INDEMNITEE

102233126.2